Prospectus Supplement No. 5	Filed pursuant to Rule 424(b)(3)
(To Prospectus Dated October 28, 2015)	Registration No. 333-205233

Community Shores Bank Corporation
2,568,627 SHARES OF COMMON STOCK

This prospectus supplement No. 5 supplements information contained in that certain prospectus dated October 28, 2015, (as subsequently amended or supplemented, the “Prospectus”) relating to the offer to shareholders of record on October 12, 2015 subscription rights to purchase up to 2,568,627 shares of common stock of Community Shores Bank Corporation.

This prospectus supplement includes our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on January 14, 2016.

The information contained in the Current Report on Form 8-K included in this prospectus supplement is dated as of the date of such document. This prospectus supplement should be read in conjunction with the Prospectus that was previously delivered, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 15, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2016

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2016, the Community Shores Bank Corporation (“the Company”) entered into a series of three Supplemental Share Purchase Agreements (each a “Supplemental Agreement”) with Rights Offering backstop participants Robert L. Chandonnet, Bruce J. Essex and Bruce J. Essex, Jr. (the “Backstop Participants). Collectively, the Supplemental Agreements provide for the sale of up to 431,372 shares at a price of $2.55 per share (the “Supplemental Shares”). The Supplemental Shares are being purchased in addition to the respective share purchases contemplated by the Share Purchase and Rights Offering Backstop Agreements dated October 2, 2015 by and among the Company and the Backstop Participants (each a “Backstop Commitment”). The Company will sell the Supplemental Shares in a private placement pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended.

The first Supplemental Agreement is with Robert L. Chandonnet, a current member of the Company’s Board of Directors. In addition to his aforementioned Backstop Commitment, Robert L. Chandonnet has agreed to purchase 143,792 Supplemental Shares. The Supplemental Agreement with Robert L. Chandonnet is attached as Exhibit 10.1 and is incorporated here by reference.

The second Supplemental Agreement is with Bruce J. Essex, a current member of the Company’s Board of Directors. In addition to his aforementioned Backstop Commitment, Bruce J. Essex has agreed to purchase 143,790 supplemental shares. The Supplemental Agreement with Bruce J. Essex is attached as Exhibit 10.2 and is incorporated here by reference.

The third Supplemental Agreement is with Bruce J. Essex, Jr., a major shareholder of the Company. In addition to his aforementioned backstop commitment, Bruce J. Essex, Jr. has agreed to purchase 143,790 supplemental shares. Pursuant to the terms of his Supplemental Agreement, Bruce J. Essex, Jr. has been granted board observer and board nomination rights as long as he retains ownership in excess of 5% and 10% of the outstanding voting stock of the Company, respectively. The Supplemental Agreement with Bruce J. Essex, Jr. is attached as Exhibit 10.3 and is incorporated here by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2016, the Company was notified by Thornapple River Capital – Financial Services Industry Fund LLC, (“Thornapple”), a Michigan limited liability company, that it was terminating the Backstop Agreement, between Thornapple and the Company signed on October 2, 2015. The agreement provided that Thornapple would purchase, and the Company would sell, a minimum of 9.99% of the Company’s pro forma issued and outstanding common stock upon conclusion of the Rights Offering (the “Thornapple Commitment”) at a price per share equal to the price established by the Board of Directors for the Company and agreed to by the Backstop Participants (the “Rights Price”). Thornapple terminated the agreement pursuant to Section 15 in light of the fact that the Rights Offering did not close by December 31, 2015.

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The notification of termination of Thornapple’s Backstop Agreement is attached as Exhibit 10.4 and is incorporated here by reference.

ITEM 8.01	Other Events.

The purchase of the Supplemental Shares described above replaces the Thornapple Commitment. As previously disclosed, certain of the Company’s shareholders, as the result of additional shares purchased through the offerings, will exceed regulatory thresholds under the Bank Change in Control Act for ownership of its common stock. Before closing of the offering, regulatory approvals for their increased ownership must be obtained. The Company is working actively with the Federal Reserve Board on these approvals and expects to be in a position to close the offering on or before March 8, 2016. Shareholders who have subscribed for common shares in the rights offering will receive all shares for which they have subscribed as soon as practicable following receipt of regulatory approvals and closing of the rights offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Robert L. Chandonnet dated January 13, 2016.

10.2	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex dated January 13, 2016.

10.3	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex, Jr. dated January 13, 2016.

10.4	Notification of Termination of Thornapple’s Backstop Agreement dated January 8, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Shores Bank Corporation

By:	/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President, Chief Financial
Officer and Treasurer

Date: January 14, 2016

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Exhibit Index

Exhibit Number	Description

10.1	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Robert L. Chandonnet dated January 13, 2016.

10.2	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex dated January 13, 2016.

10.3	Supplemental Share Purchase Agreement between Community Shores Bank Corporation and Bruce J. Essex, Jr. dated January 13, 2016.

10.4	Notification of Termination of Thornapple’s Backstop Agreement dated January 8, 2016.

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Exhibit 10.1

Supplemental Share Purchase Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, Michigan 49441

Ladies and Gentlemen:

This Supplemental Share Purchase Agreement (this “Letter Agreement”) is entered into by Community Shores Bank Corporation (“Community Shores” or the “Company”) and Robert L. Chandonnet (the “Investor”).

Community Shores is conducting a registered securities offering whereby it distributed at no charge to each of the holders of Common Stock on the record date for the Rights Offering rights (the “Rights”) to purchase shares of Common Stock, at a price of $2.55 per share (the “Rights Offering”). The Investor and Community Shores entered into a Share Purchase and Rights Offering Backstop Agreement dated October 2, 2015 (the “Backstop Agreement”), pursuant to which the Investor agreed to serve as a backstop participant to the Rights Offering.

In addition to the commitments provided for in the Backstop Agreement, the Investor desires to purchase, and Community Shores desires to sell up to 431,372 shares of Common Stock (the “Supplemental Shares”) at a price of $2.55 per share. The offering of the Supplemental Shares is being made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.          Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Supplemental Shares set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The Investor acknowledges that the Supplemental Shares will be subject to restrictions on transfer as set forth in this Letter Agreement.

2.          Acknowledgements with regard to the Backstop Agreement. The parties acknowledge as follows: (i) the Company has received subscriptions in the Rights Offering for a total of 1,523,821 shares of Common Stock at $2.55 per share for gross proceeds of approximately $3.89 million; (ii) the Thornapple Commitment (as defined in the Backstop Agreement) has been terminated; and (iii) the closing of the Rights Offering remains subject to approval of the Federal Reserve Board under the Bank Change of Control Act.

3.          The Closing. The closing of the purchase and sale of the Supplemental Shares (the "Closing") shall take place at the offices of Community Shores Bank Corporation, at 1030 W. Norton Avenue, Muskegon, Michigan, or at such other location as agreed to by mutual consent of the parties, as soon as practicable following satisfaction of the conditions set forth in Section 7 below.

4.          Payment for Supplemental Shares. Payment for the Supplemental Shares shall be received by the Company from the Investor by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Supplemental Shares to the Investor at the Closing bearing an appropriate legend referring to the fact that the Supplemental Shares were sold in reliance upon an exemption from registration under the Securities Act.

5.          Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)          The Company is duly formed and validly existing under the laws of Michigan, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b)          The Supplemental Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Letter Agreement, will be validly issued, fully paid and nonassessable.

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6.          Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)          General.

(i)          Subject to the approval of the Federal Reserve Board under the Bank Change of Control Act, the Investor has all requisite authority (and in the case of an individual, the capacity) to purchase the Supplemental Shares, enter into this Letter Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(ii)         The Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Supplemental Shares as a nominee or agent or otherwise for any other person.

(b)          Information Concerning the Company.

(i)          The Investor understands and accepts that the purchase of the Supplemental Shares involves various risks, including the risks outlined in the Company’s public filings (the “Public Filings”) with the U.S. Securities and Exchange Commission (the "Commission"). The Investor represents that it is able to bear any loss associated with an investment in the Supplemental Shares.

(ii)         The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Supplemental Shares.

(iii)        The Investor is familiar with the business and financial condition and operations of the Company, all as generally described in the Public Filings. The Investor has had access to such information concerning the Company and the Supplemental Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Supplemental Shares.

(iv)        The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor's representations and warranties contained in this Letter Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v)         The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Supplemental Shares or made any finding or determination concerning the fairness or advisability of this investment.

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(c)          Status of Investor.

(i)          The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Supplemental Shares. With the assistance of the Investor's own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Supplemental Shares and the consequences of this Letter Agreement. The Investor has considered the suitability of the Supplemental Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Supplemental Shares and its authority to invest in the Supplemental Shares.

(ii)         The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Supplemental Shares. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(d)          Restrictions on Transfer or Sale of Supplemental Shares. As applies to the Investor:

(i)          The Investor is acquiring the Supplemental Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Supplemental Shares. The Investor understands that the Supplemental Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Letter Agreement. The Investor understands that the Company is relying upon the representations and agreements contained in this Letter Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)         The Investor understands that the Supplemental Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

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(iii)        The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Supplemental Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Supplemental Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Supplemental Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Supplemental Shares except upon compliance with the foregoing restrictions.

7.          Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Supplemental Shares specified in Appendix A and of the Company to sell the Supplemental Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a)          the representations and warranties of the Company contained in Section 5 hereof and of the Investor contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and

(b)          the conditions precedent to the Investor’s obligations under the Backstop Agreement shall have been satisfied.

8.          Obligations Irrevocable. The obligations of the Investor shall be irrevocable.

9.          Legend. The certificates representing the Supplemental Shares sold pursuant to this Letter Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

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10.         Backstop Agreement. The parties hereto hereby acknowledge that:

(a)          Notwithstanding Section 5(a) of the Backstop Agreement, Thornapple (as defined therein) has terminated its agreement to acquire additional equity securities of the Company;

(b)          Notwithstanding Section 6 of the Backstop Agreement, the approval of the Federal Reserve Board under the Bank Change of Control Act shall be required before the transactions contemplated by the Backstop Agreement may be consummated;

(c)          The representations and warranties set forth in Sections 8(a) and 8(c) of the Backstop Agreement are expressly qualified by the need to secure the approval of the Federal Reserve Board under the Bank Change of Control Act; and

(d)          Notwithstanding Section 11 of the Backstop Agreement, the Backstop Party (as defined therein) may assign any of his rights hereunder to any trust which the Backstop Party may establish for the purpose of holding equity securities of the Company.

11.         Waiver, Amendment. Neither this Letter Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12.         Assignability. Neither this Letter Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party; provided, that the Investor may assign any of his rights hereunder to any trust which the Investor may establish for the purpose of holding equity securities of the Company.

13.         Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

14.         Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Supplemental Shares by the Investor ("Proceedings"), the Investor irrevocably submits to the jurisdiction of the federal or state courts located in Grand Rapids, Michigan, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

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15.         Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

16.         Section and Other Headings. The section and other headings contained in this Letter Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Letter Agreement.

17.         Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18.         Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	1030 W. Norton Avenue Muskegon, Michigan Facsimile: 231-780-1860 Attn: Heather Brolick, President and CEO E-mail: hbrolick@communityshores.com

with a copy to:	Dickinson Wright PLLC Facsimile: 734-623-1625 Attn: Bradley Wyatt E-mail: bwyatt@dickinsonwright.com

If to the Investor:	1589 Brookwood Dr. Muskegon, MI 40441 Attention: Robert L. Chandonnet Facsimile: 231-759-0877 E-mail: nugsand@aol.com

with a copy to:	Parmenter O’Toole 601 Terrace Street. Muskegon, MI 49440 P.O. Box 786, Muskegon, MI 49443-0786 Facsimile: 231-722-5508 E-mail: gwj@parmenerlaw.com

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19.         Binding Effect. The provisions of this Letter Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20.         Survival. All representations, warranties and covenants contained in this Letter Agreement shall survive the acceptance of the subscription by the Company and the Closing.

21.         Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Supplemental Shares pursuant to this Letter Agreement which would cause any representation, warranty, or covenant of the Investor contained in this Letter Agreement to be false or incorrect.

22.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Investor has executed this Letter Agreement this 13th day of January, 2016.

Very truly yours,

/s/ Robert L. Chandonnet
Name: Robert L. Chandonnet

The foregoing is hereby accepted and agreed

to in all respects by the undersigned:

Community Shares Bank Corporation

/s/ Heather Brolick
Name: Heather Brolick
Title: President and Chief Executive Officer

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APPENDIX A

Consideration To Be Delivered

Securities to Be Acquired	Price Per Share	Aggregate Purchase Price to be Paid
143,792 shares of common stock	$2.55	US$	366,669.60

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Exhibit 10.2

Supplemental Share Purchase Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, Michigan 49441

Ladies and Gentlemen:

This Supplemental Share Purchase Agreement (this “Letter Agreement”) is entered into by Community Shores Bank Corporation (“Community Shores” or the “Company”) and Bruce J. Essex, Sr. (the “Investor”).

Community Shores is conducting a registered securities offering whereby it distributed at no charge to each of the holders of Common Stock on the record date for the Rights Offering rights (the “Rights”) to purchase shares of Common Stock, at a price of $2.55 per share (the “Rights Offering”). The Investor and Community Shores entered into a Share Purchase and Rights Offering Backstop Agreement dated October 2, 2015 (the “Backstop Agreement”), pursuant to which the Investor agreed to serve as a backstop participant to the Rights Offering.

In addition to the commitments provided for in the Backstop Agreement, the Investor desires to purchase, and Community Shores desires to sell up to 431,372 shares of Common Stock (the “Supplemental Shares”) at a price of $2.55 per share. The offering of the Supplemental Shares is being made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.          Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Supplemental Shares set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The Investor acknowledges that the Supplemental Shares will be subject to restrictions on transfer as set forth in this Letter Agreement.

2.          Acknowledgements with regard to the Backstop Agreement. The parties acknowledge as follows: (i) the Company has received subscriptions in the Rights Offering for a total of 1,523,821 shares of Common Stock at $2.55 per share for gross proceeds of approximately $3.89 million; (ii) the Thornapple Commitment (as defined in the Backstop Agreement) has been terminated; and (iii) the closing of the Rights Offering remains subject to approval of the Federal Reserve Board under the Bank Change of Control Act.

3.          The Closing. The closing of the purchase and sale of the Supplemental Shares (the "Closing") shall take place at the offices of Community Shores Bank Corporation, at 1030 W. Norton Avenue, Muskegon, Michigan, or at such other location as agreed to by mutual consent of the parties, as soon as practicable following satisfaction of the conditions set forth in Section 7 below.

4.          Payment for Supplemental Shares. Payment for the Supplemental Shares shall be received by the Company from the Investor by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Supplemental Shares to the Investor at the Closing bearing an appropriate legend referring to the fact that the Supplemental Shares were sold in reliance upon an exemption from registration under the Securities Act.

5.          Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)          The Company is duly formed and validly existing under the laws of Michigan, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b)          The Supplemental Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Letter Agreement, will be validly issued, fully paid and nonassessable.

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6.          Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)          General.

(i)          Subject to the approval of the Federal Reserve Board under the Bank Change of Control Act, the Investor has all requisite authority (and in the case of an individual, the capacity) to purchase the Supplemental Shares, enter into this Letter Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(ii)         The Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Supplemental Shares as a nominee or agent or otherwise for any other person.

(b)          Information Concerning the Company.

(i)          The Investor understands and accepts that the purchase of the Supplemental Shares involves various risks, including the risks outlined in the Company’s public filings (the “Public Filings”) with the U.S. Securities and Exchange Commission (the "Commission"). The Investor represents that it is able to bear any loss associated with an investment in the Supplemental Shares.

(ii)         The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Supplemental Shares.

(iii)        The Investor is familiar with the business and financial condition and operations of the Company, all as generally described in the Public Filings. The Investor has had access to such information concerning the Company and the Supplemental Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Supplemental Shares.

(iv)        The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor's representations and warranties contained in this Letter Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v)         The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Supplemental Shares or made any finding or determination concerning the fairness or advisability of this investment.

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(c)          Status of Investor.

(i)          The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Supplemental Shares. With the assistance of the Investor's own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Supplemental Shares and the consequences of this Letter Agreement. The Investor has considered the suitability of the Supplemental Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Supplemental Shares and its authority to invest in the Supplemental Shares.

(ii)         The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Supplemental Shares. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(d)          Restrictions on Transfer or Sale of Supplemental Shares. As applies to the Investor:

(i)          The Investor is acquiring the Supplemental Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Supplemental Shares. The Investor understands that the Supplemental Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Letter Agreement. The Investor understands that the Company is relying upon the representations and agreements contained in this Letter Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)         The Investor understands that the Supplemental Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

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(iii)        The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Supplemental Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Supplemental Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Supplemental Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Supplemental Shares except upon compliance with the foregoing restrictions.

7.          Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Supplemental Shares specified in Appendix A and of the Company to sell the Supplemental Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a)          the representations and warranties of the Company contained in Section 5 hereof and of the Investor contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and

(b)          the conditions precedent to the Investor’s obligations under the Backstop Agreement shall have been satisfied.

8.          Obligations Irrevocable. The obligations of the Investor shall be irrevocable.

9.          Legend. The certificates representing the Supplemental Shares sold pursuant to this Letter Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

5

10.         Backstop Agreement. The parties hereto hereby acknowledge that:

(a)          Notwithstanding Section 5(a) of the Backstop Agreement, Thornapple (as defined therein) has terminated its agreement to acquire additional equity securities of the Company;

(b)          Notwithstanding Section 6 of the Backstop Agreement, the approval of the Federal Reserve Board under the Bank Change of Control Act shall be required before the transactions contemplated by the Backstop Agreement may be consummated;

(c)          The representations and warranties set forth in Sections 8(a) and 8(c) of the Backstop Agreement are expressly qualified by the need to secure the approval of the Federal Reserve Board under the Bank Change of Control Act; and

(d)          Notwithstanding Section 11 of the Backstop Agreement, the Backstop Party (as defined therein) may assign any of his rights hereunder to any trust which the Backstop Party may establish for the purpose of holding equity securities of the Company.

11.         Waiver, Amendment. Neither this Letter Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12.         Assignability. Neither this Letter Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party; provided, that the Investor may assign any of his rights hereunder to any trust which the Investor may establish for the purpose of holding equity securities of the Company.

13.         Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

14.         Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Supplemental Shares by the Investor ("Proceedings"), the Investor irrevocably submits to the jurisdiction of the federal or state courts located in Grand Rapids, Michigan, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

6

15.         Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

16.         Section and Other Headings. The section and other headings contained in this Letter Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Letter Agreement.

17.         Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18.         Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	1030 W. Norton Avenue Muskegon, Michigan Facsimile: 231-780-1860 Attn: Heather Brolick, President and CEO E-mail: hbrolick@communityshores.com

with a copy to:	Dickinson Wright PLLC Facsimile: 734-623-1625 Attn: Bradley Wyatt E-mail: bwyatt@dickinsonwright.com

If to the Investor:	111 W. Western Avenue Facsimile: (231) 777-7319 E-mail: bessex735@aol.com Attention: Bruce J. Essex Sr.

with a copy to:	Katten Muchin Rosenmann LLP Facsimile: (312) 902-1061 E-mail: brooks.giles@kattenlaw Attention: Jeff Werthan/Brooks Giles

7

19.         Binding Effect. The provisions of this Letter Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20.         Survival. All representations, warranties and covenants contained in this Letter Agreement shall survive the acceptance of the subscription by the Company and the Closing.

21.         Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Supplemental Shares pursuant to this Letter Agreement which would cause any representation, warranty, or covenant of the Investor contained in this Letter Agreement to be false or incorrect.

22.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Investor has executed this Letter Agreement this 13th day of January, 2016.

Very truly yours,

/s/ Bruce J. Essex
Name: Bruce J. Essex, Sr.

The foregoing is hereby accepted and agreed

to in all respects by the undersigned:

Community Shares Bank Corporation

/s/ Heather Brolick
Name: Heather Brolick
Title: President and Chief Executive Officer

9

APPENDIX A

Consideration To Be Delivered

Securities to Be Acquired	Price Per Share	Aggregate Purchase Price to be Paid
143,790 shares of common stock	$2.55	US$	366,667.05

10

Exhibit 10.3

Supplemental Share Purchase Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, Michigan 49441

Ladies and Gentlemen:

This Supplemental Share Purchase Agreement (this “Letter Agreement”) is entered into by Community Shores Bank Corporation (“Community Shores” or the “Company”) and Bruce J. Essex, Jr. (the “Investor”).

Community Shores is conducting a registered securities offering whereby it distributed at no charge to each of the holders of Common Stock on the record date for the Rights Offering rights (the “Rights”) to purchase shares of Common Stock, at a price of $2.55 per share (the “Rights Offering”). The Investor and Community Shores entered into a Share Purchase and Rights Offering Backstop Agreement dated October 2, 2015 (the “Backstop Agreement”), pursuant to which the Investor agreed to serve as a backstop participant to the Rights Offering.

In addition to the commitments provided for in the Backstop Agreement, the Investor desires to purchase, and Community Shores desires to sell up to 431,372 shares of Common Stock (the “Supplemental Shares”) at a price of $2.55 per share. The offering of the Supplemental Shares is being made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Supplemental Shares set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The Investor acknowledges that the Supplemental Shares will be subject to restrictions on transfer as set forth in this Letter Agreement.

2.            Acknowledgements with regard to the Backstop Agreement. The parties acknowledge as follows: (i) the Company has received subscriptions in the Rights Offering for a total of 1,523,821 shares of Common Stock at $2.55 per share for gross proceeds of approximately $3.89 million; (ii) the Thornapple Commitment (as defined in the Backstop Agreement) has been terminated; and (iii) the closing of the Rights Offering remains subject to approval of the Federal Reserve Board under the Bank Change of Control Act.

3.            The Closing. The closing of the purchase and sale of the Supplemental Shares (the "Closing") shall take place at the offices of Community Shores Bank Corporation, at 1030 W. Norton Avenue, Muskegon, Michigan, or at such other location as agreed to by mutual consent of the parties, as soon as practicable following satisfaction of the conditions set forth in Section 7 below.

4.            Payment for Supplemental Shares. Payment for the Supplemental Shares shall be received by the Company from the Investor by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Supplemental Shares to the Investor at the Closing bearing an appropriate legend referring to the fact that the Supplemental Shares were sold in reliance upon an exemption from registration under the Securities Act.

5.            Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)          The Company is duly formed and validly existing under the laws of Michigan, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b)          The Supplemental Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Letter Agreement, will be validly issued, fully paid and nonassessable.

6.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)          General.

(i)          Subject to the approval of the Federal Reserve Board under the Bank Change of Control Act, the Investor has all requisite authority (and in the case of an individual, the capacity) to purchase the Supplemental Shares, enter into this Letter Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(ii)         The Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Supplemental Shares as a nominee or agent or otherwise for any other person.

(b)          Information Concerning the Company.

(i)          The Investor understands and accepts that the purchase of the Supplemental Shares involves various risks, including the risks outlined in the Company’s public filings (the “Public Filings”) with the U.S. Securities and Exchange Commission (the "Commission"). The Investor represents that it is able to bear any loss associated with an investment in the Supplemental Shares.

(ii)         The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Supplemental Shares.

(iii)        The Investor is familiar with the business and financial condition and operations of the Company, all as generally described in the Public Filings. The Investor has had access to such information concerning the Company and the Supplemental Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Supplemental Shares.

(iv)        The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor's representations and warranties contained in this Letter Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v)         The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Supplemental Shares or made any finding or determination concerning the fairness or advisability of this investment.

(c)          Status of Investor.

(i)          The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Supplemental Shares. With the assistance of the Investor's own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Supplemental Shares and the consequences of this Letter Agreement. The Investor has considered the suitability of the Supplemental Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Supplemental Shares and its authority to invest in the Supplemental Shares.

(ii)         The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Supplemental Shares. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(d)          Restrictions on Transfer or Sale of Supplemental Shares. As applies to the Investor:

(i)          The Investor is acquiring the Supplemental Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Supplemental Shares. The Investor understands that the Supplemental Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Letter Agreement. The Investor understands that the Company is relying upon the representations and agreements contained in this Letter Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)         The Investor understands that the Supplemental Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

(iii)        The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Supplemental Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Supplemental Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Supplemental Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Supplemental Shares except upon compliance with the foregoing restrictions.

7.            Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Supplemental Shares specified in Appendix A and of the Company to sell the Supplemental Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a)          the representations and warranties of the Company contained in Section 5 hereof and of the Investor contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and

(b)          the conditions precedent to the Investor’s obligations under the Backstop Agreement shall have been satisfied.

8.            Obligations Irrevocable. The obligations of the Investor shall be irrevocable.

9.            Legend. The certificates representing the Supplemental Shares sold pursuant to this Letter Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

10.            Board Observer. So long as Investor, together with its affiliates, beneficially owns at least 5% of the issued and outstanding voting stock of the Company, the Investor shall have the right (but not the obligation) to designate one (1) individual to attend all Board of Directors meetings of the Company as an observer (the “Board Observer”). The Board Observer shall not have voting rights or fiduciary obligations to the Company or its shareholders, but shall be bound by the same confidentiality and insider trading obligations as the members of the Board. The Company will provide the Board Observer with actual notice of all regular and special meetings of the Company’s Board of Directors in the same manner as provided to directors, and will provide to such Board Observer a copy of all materials and information distributed at or prior to such meetings or otherwise to the directors of the Company. Such meetings will be held in person at least quarterly. The Board Observer shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Company prior to participating in a meeting of the Board or receiving related materials and information. Notwithstanding the foregoing, (1) the Board Observer may not attend any portion of a meeting of the Board during which a transaction or agreement with or for the benefit of the Backstop Party or any affiliate is being considered by the Board; (2) the Board shall have the right to require the Board Observer to leave any meeting if the Board needs to deliberate independently; and (3) the Board may exclude the Board Observer from any meeting or portion thereof if access to information discussed or presented or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel. Attendance of a Board Observer at a meeting of the Board shall not be required to establish a quorum for such meeting.

11.          Board Nomination Right.

(a)          So long as Investor, together with its affiliates, beneficially owns at least 10% of the issued and outstanding voting stock of the Company and if Bruce J. Essex ceases to serve as a member of the Board (the “Designation Period”), the Investor shall have the right (but not the obligation) to designate one person to be nominated for election to the Board (a “Nominee”) by giving written notice (“Notice of Nomination”) to the Chairman of the Board or the Secretary of the Company. As a condition of exercising its right under Section 11 of this Agreement, the Investor hereby agrees that effective upon the election of such Nominee to the Board, the Investor’s rights under Section 10 of this Agreement shall automatically toll and no person may continue to act in the capacity as Board Observer during the period of time that the Nominee serves on the Board. The Nominee shall be selected by the Investor in reasonable consultation with (but without the need for the approval of) the Company’s Nominating and Corporate Governance Committee of its Board of Directors (the “Nominating Committee”).

(b)          Upon receipt of a Notice of Nomination, the Company will promptly (i) increase the size of the Board to create a vacancy (if no vacancy already exists); (ii) appoint such Nominee as a member of the Board; and (iii) at all times during the Designation Period, include, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include the Nominee in the slate of nominees recommended to the shareholders for election as a director at any annual or special meeting of the shareholders held during the Designation Period (or, if permitted, by any action by written consent of the shareholders taken during the Designation Period) at or by which directors of the Company are to be elected.

(c)          If a Board vacancy occurs during the Designation Period solely because of the death, disability, disqualification, resignation or removal of the Nominee, the Investor shall be entitled to designate such person’s successor in accordance with the procedures of Section 11(b) above.

(d)          Nominee shall be entitled to the same compensation paid and expense reimbursement payable to other non-employee Directors.

(e)          For the avoidance of doubt, the provisions of this Agreement shall not limit any rights the Investor may have (i) as a shareholder of the Company pursuant to Michigan law or the Company’s Articles of Incorporation or bylaws, or (ii) pursuant to the Backstop Agreement, which, except as explicitly modified pursuant to Section 12 below, shall continue in full force and effect among the parties thereto.

12.          Backstop Agreement. The parties hereto hereby acknowledge that:

(a)          Notwithstanding Section 5(a) of the Backstop Agreement, Thornapple (as defined therein) has terminated its agreement to acquire additional equity securities of the Company;

(b)          Notwithstanding Section 6 of the Backstop Agreement, the approval of the Federal Reserve Board under the Bank Change of Control Act shall be required before the transactions contemplated by the Backstop Agreement may be consummated;

(c)          The representations and warranties set forth in Sections 8(a) and 8(c) of the Backstop Agreement are expressly qualified by the need to secure the approval of the Federal Reserve Board under the Bank Change of Control Act; and

(d)          Notwithstanding Section 11 of the Backstop Agreement, the Backstop Party (as defined therein) may assign any of his rights hereunder to any trust which the Backstop Party may establish for the purpose of holding equity securities of the Company.

13.          Waiver, Amendment. Neither this Letter Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

14.          Assignability. Neither this Letter Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party; provided, that the Investor may assign any of his rights hereunder to any trust which the Investor may establish for the purpose of holding equity securities of the Company.

15.          Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

16.          Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Supplemental Shares by the Investor ("Proceedings"), the Investor irrevocably submits to the jurisdiction of the federal or state courts located in Grand Rapids, Michigan, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

17.          Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

18.          Section and Other Headings. The section and other headings contained in this Letter Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Letter Agreement.

19.          Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

20.          Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	1030 W. Norton Avenue
Muskegon, Michigan
Facsimile: 231-780-1860
Attn: Heather Brolick, President and CEO
E-mail: hbrolick@communityshores.com

with a copy to:	Dickinson Wright PLLC
Facsimile: 734-623-1625
Attn: Bradley Wyatt
E-mail: bwyatt@dickinsonwright.com

If to the Investor:	Bruce J. Essex, Jr. 2016 Revocable Trust
Facsimile: 231-777-7319
E-mail: johnessex@coreparkinvestments.com
Attention: B. John Essex – Trustee

with a copy to:	Katten Muchin Rosenmann LLP
Facsimile: (312) 902-1061
E-mail: brooks.giles@kattenlaw.com
Attention: Brooks T. Giles / Jeffrey Werthan

21.         Binding Effect. The provisions of this Letter Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

22.         Survival. All representations, warranties and covenants contained in this Letter Agreement shall survive the acceptance of the subscription by the Company and the Closing.

23.         Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Supplemental Shares pursuant to this Letter Agreement which would cause any representation, warranty, or covenant of the Investor contained in this Letter Agreement to be false or incorrect.

24.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Investor has executed this Letter Agreement this 13th day OF January, 2016.

Very truly yours,

/s/ Bruce J. Essex, Jr.
Name: Bruce J. Essex, Jr.

The foregoing is hereby accepted and agreed

to in all respects by the undersigned:

Community Shares Bank Corporation

/s/ Heather Brolick
Name: Heather Brolick
Title: President and Chief Executive Officer

APPENDIX A

Consideration To Be Delivered

Securities to Be Acquired	Price Per Share	Aggregate Purchase Price to be Paid
143,790 shares of common stock	$2.55	US$	366,667.05

11

Exhibit 10.4

877-803-5284 www.thornapplecap.com 2693 Thornapple River Dr Grand Rapids, Mi 49546

January 8, 2016

Via Email (hbrolick@communityshores.com and bwyatt@dickinsonwright.com)

Community Shores Bank Corporation 1030 W. Norton Avenue Muskegon, MI 49441 Attn: Heather Brolick, President & CEO	Dickinson Wright PLLC 350 S. Main Street, Suite 300 Ann Arbor, MI 48116 Attn: Bradley Wyatt, Esq.

Heather and Brad:

This letter constitutes notice of termination of that certain letter agreement between Community Shores Bank Corporation and Thornapple River Capital - Financial Services Industry Fund LLC dated October 1, 2015. This letter is provided pursuant to Section 15 of such letter agreement in light of the fact that the closing of the Rights Offering (as defined in such letter agreement) did not occur by December 31, 2015.

Sincerely,

Thornapple River Capital - Financial Services Industry Fund LLC

/s/ Brandon Kanitz

Brandon Kanitz

Manager of Thornapple River Capital, LLC